Exhibit 99.1

Restaurant Support Center

FOR IMMEDIATE RELEASE

Thomas G. Conforti Chief Financial Officer 818-637-3101 Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632

IHOP CORP. LAUNCHES $200 MILLION REFINANCING

GLENDALE, Calif., August 21, 2006 — IHOP Corp. (NYSE: IHP) today announced that it will seek to borrow up to $200 million in a private securitization; consisting of $175 million in medium term notes and a $25 million revolving credit facility.  The funds from this borrowing will be used primarily to repay the Company’s existing debt and for other corporate purposes, including share repurchases.  IHOP expects to complete this transaction within the next four to five months.

The securities will not be registered under the Securities Act of 1933, as amended, or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

IHOP CORP.  •  INTERNATIONAL HOUSE OF PANCAKES, INC.  • IHOP REALTY CORP.  • IHOP PROPERTIES, INC.  • IHOP ENTERPRISES, INC.